EXHIBIT 99.2


FOR RELEASE: 4/28/06
MEDIA CONTACT: Sheila Odom, 402.458.2329
INVESTOR CONTACT: Cheryl Watson, 317.469.2064

NELNET, INC. SUPPLEMENTAL FINANCIAL INFORMATION FOR THE FIRST QUARTER 2006

The following supplemental information should be read in connection with the first-quarter 2006 earnings press release of Nelnet, Inc. (the "Company"), dated April 28, 2006.

Information contained in this earnings supplement, other than historical information, may be considered forward-looking in nature and is subject to various risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or expected. Among the key factors that may have a direct bearing on Nelnet's operating results, performance, or financial condition are changes in terms of student loans and the educational credit marketplace, changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, or changes in the general interest rate environment and in the securitization markets for education loans. Certain prior year amounts have been reclassified to conform to the current period presentation. For more information see our filings with the Securities and Exchange Commission.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                                                           THREE MONTHS ENDED
                                                 ----------------------------------------
                                                 MARCH 31,    DECEMBER 31,    MARCH 31,
                                                    2006          2005           2005
                                                 -----------  -------------  ------------
                                                 (UNAUDITED)   (UNAUDITED)    (UNAUDITED)
                                                 (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
Interest income:
    Loan interest, excluding variable-rate
       floor income                               $  347,522   $   309,890   $   200,107
    Amortization of loan premiums and deferred
       origination costs                             (21,862)      (24,160)      (15,782)
    Investment interest                               19,541        17,616         7,002
                                                  -----------  ------------  ------------
      Total interest income                          345,201       303,346       191,327

Interest expense:
    Interest on bonds and notes payable              258,949       222,066       104,525
                                                  -----------  ------------  ------------
      Net interest income                             86,252        81,280        86,802
Less provision for loan losses                         9,618         1,473         2,031
                                                  -----------  ------------  ------------
      Net interest income after provision
         for loan losses                              76,634        79,807        84,771
                                                  -----------  ------------  ------------
Other income:
    Loan and guarantee servicing income               47,074        43,180        37,176
    Other fee-based income                            18,155        12,755         3,356
    Software services income                           3,409         2,410         2,206
    Other income                                       1,455         2,650         1,400
    Derivative market value and foreign
      currency adjustments                            39,795        21,554        60,290
    Derivative settlements, net                        4,744         2,041       (10,086)
                                                  -----------  ------------  ------------
      Total other income                             114,632        84,590        94,342
                                                  -----------  ------------  ------------
Operating expenses:
    Salaries and benefits                             57,684        49,117        39,327
    Other expenses                                    44,930        44,156        30,888
    Amortization of intangible assets                  5,633         4,828         1,173
                                                  -----------  ------------  ------------
      Total operating expenses                       108,247        98,101        71,388
                                                  -----------  ------------  ------------

      Income before income taxes                      83,019        66,296       107,725
Income tax expense                                    30,711        23,246        39,638
                                                  -----------  ------------  ------------
      Net income before minority interest             52,308        43,050        68,087
Minority interest in net earnings of subsidiaries       (242)         (374)            -
                                                  -----------  ------------  ------------
      Net income                                  $   52,066   $    42,676   $    68,087
                                                  ===========  ============  ============
      Earnings per share, basic and diluted       $     0.96   $      0.79   $      1.27
                                                  ===========  ============  ============
Weighted average shares outstanding               54,241,341    53,915,812    53,682,569

CONDENSED CONSOLIDATED BALANCE SHEETS AND FINANCIAL DATA

                                                      AS OF         AS OF            AS OF
                                                    MARCH 31,    DECEMBER 31,      MARCH 31,
                                                      2006           2005            2005
                                                 -------------  --------------   ------------
                                                   (UNAUDITED)                    (UNAUDITED)
                                                             (DOLLARS IN THOUSANDS)
Assets:
    Student loans receivable, net                $ 21,320,374   $ 20,260,807   $ 14,540,316
    Cash, cash equivalents, and investments         1,456,181      1,645,797        993,894
    Goodwill                                          132,389         99,535         18,632
    Intangible assets, net                            162,396        153,117         24,165
    Other assets                                      732,416        639,366        454,544
                                                 -------------  -------------  -------------
      Total assets                               $ 23,803,756   $ 22,798,622   $ 16,031,551
                                                 =============  =============  =============
Liabilities:
    Bonds and notes payable                      $ 22,670,772   $ 21,673,620   $ 15,318,517
    Other liabilities                                 415,778        474,884        187,723
                                                 -------------  -------------  -------------
      Total liabilities                            23,086,550     22,148,504     15,506,240
                                                 -------------  -------------  -------------
Minority interest in subsidiaries                           -            626              -

Shareholders' equity                                  717,206        649,492        525,311
                                                 -------------  -------------  -------------
      Total liabilities and shareholders' equity $ 23,803,756   $ 22,798,622   $ 16,031,551
                                                 =============  =============  =============

Return on average total assets                          0.90%          1.00%          1.73%
Return on average equity                                30.4%          32.4%          54.4%

NON-GAAP PERFORMANCE MEASURES

We prepare financial statements in accordance with generally accepted accounting principles ("GAAP"). In addition to evaluating the Company's GAAP-based financial information, management also evaluates the Company on certain non-GAAP performance measures that we refer to as base net income. While base net income is not a substitute for reported results under GAAP, we provide base net income as additional information regarding our financial results.

Adjusted base net income, which excludes certain special allowance yield adjustments and related hedging activity on the Company's portfolio of student loans earning a minimum special allowance payment of 9.5%, is used by management to develop the Company's financial plans, track results, and establish corporate performance targets.

The following table provides a reconciliation of GAAP net income to base and adjusted base net income.

                                                   THREE MONTHS ENDED
                                         -------------------------------------
                                           MARCH 31,  DECEMBER 31,  MARCH 31,
                                             2006         2005         2005
                                         ----------- ------------- -----------
                                       (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

GAAP net income (a)                        $  52,066  $   42,676   $   68,087
Base adjustments:
     Derivative market value and foreign
       currency adjustments                  (39,795)    (21,554)     (60,290)
     Amortization of intangible assets         5,633       4,828        1,173
     Variable-rate floor income                    -           -            -
                                           ---------- -----------  -----------
Total base adjustments before income taxes   (34,162)    (16,726)     (59,117)
Net tax effect (b)                            12,981       6,356       22,464
                                           ---------- -----------  -----------
Total base adjustments                       (21,181)    (10,370)     (36,653)
                                           ---------- -----------  -----------
     Base net income (a)                      30,885      32,306       31,434

Adjustments to base net income:
     Special allowance yield adjustment      (13,910)    (17,228)     (29,742)
     Derivative settlements, net              (4,164)     (1,082)       8,863
                                           ---------- -----------  -----------
Total adjustments to base net income
       before income taxes                   (18,074)    (18,310)     (20,879)
Net tax effect (b)                             6,868       6,958        7,935
                                           ---------- -----------  -----------
Total adjustments to base net income         (11,206)    (11,352)     (12,944)
                                           ---------- -----------  -----------
     Adjusted base net income (a)          $  19,679  $   20,954   $   18,490
                                           ========== ===========  ===========
Earnings per share, basic and diluted:
     GAAP net income (a)                   $    0.96  $     0.79   $     1.27
     Total base adjustments                    (0.39)      (0.19)       (0.68)
                                           ---------- -----------  -----------
          Base net income (a)                   0.57        0.60         0.59

     Total adjustments to base net income      (0.21)      (0.21)       (0.24)
                                           ---------- -----------  -----------
       Adjusted base net income (a)        $    0.36  $     0.39   $     0.35
                                           ========== ===========  ===========

------------------------

(a) Includes expense of $6.9 million ($4.3 million after tax) for the three months ended March 31, 2006 to increase the Company's allowance for loan losses due to a provision in the Deficit Reduction Act that increased risk sharing for student loan holders by one percent on FFELP loans. Excluding this one-time expense, GAAP net income, base net income, and adjusted base net income would have been $1.04 per share, $0.65 per share, and $0.44 per share, respectively.

(b)  Tax effect computed at 38%.

Our base net income is a non-GAAP financial measure and may not be comparable to similarly titled measures reported by other companies. The Company's base net income presentation does not represent another comprehensive basis of accounting. A more detailed discussion of the differences between GAAP and base net income follows.

DERIVATIVE MARKET VALUE AND FOREIGN CURRENCY ADJUSTMENTS: Base net income excludes the periodic unrealized gains and losses caused by the change in market value on those derivatives in which the Company does not qualify for hedge accounting. The Company maintains an overall interest rate risk management strategy that incorporates the use of derivative instruments to reduce the economic effect of interest rate volatility. Derivative instruments that are primarily used as part of the Company's interest rate risk management strategy include interest rate swaps and basis swaps. Management has structured all of the Company's derivative transactions with the intent that each is economically effective. However, the Company's derivative instruments do not qualify for hedge accounting under Statement of Financial Accounting Standards No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, and thus may adversely impact earnings.

In addition, base net income excludes the foreign currency transaction gain or loss caused by the re-measurement of the Company's Euro-denominated bonds to U.S. dollars.

AMORTIZATION OF INTANGIBLE ASSETS: We exclude amortization of acquired intangibles in our base net income.

VARIABLE-RATE FLOOR INCOME: Loans that reset annually on July 1 can generate excess spread income as compared to the rate based on the special allowance payment formula in declining interest rate environments. We refer to this additional income as variable-rate floor income. There was no variable-rate floor income in the periods presented.

STUDENT LOANS RECEIVABLE

Student loans receivable includes all student loans owned by or on behalf of the Company and includes the unamortized cost of acquisition or origination less an allowance for loan losses. The following table describes the components of our loan portfolio:

                                               AS OF                    AS OF                      AS OF
                                              MARCH 31,              DECEMBER 31,                MARCH 31,
                                                2006                     2005                      2005
                                       ----------------------   ---------------------     ----------------------
                                                     PERCENT                  PERCENT                   PERCENT
                                          DOLLARS    OF TOTAL      DOLLARS    OF TOTAL       DOLLARS    OF TOTAL
                                       ------------ ----------  -----------  ----------   ------------ ----------
                                                                 (DOLLARS IN THOUSANDS)
Federally insured:
    Stafford                           $  6,541,680     30.7 %  $  6,434,655     31.8 %  $  5,340,328      36.7 %
    PLUS/SLS                                431,268      2.0         376,042      1.8         329,765       2.3
    Consolidation                        13,826,647     64.8      13,005,378     64.2       8,592,889      59.1
Non-federally insured                       163,624      0.8          96,880      0.5          94,225       0.7
                                       ------------- --------   -------------  -------   ------------- ---------
      Total                              20,963,219     98.3      19,912,955     98.3      14,357,207      98.8

Unamortized premiums and deferred
    origination costs                       379,380      1.8         361,242      1.8         191,961       1.3
Allowance for loan losses:
    Allowance - federally insured            (7,075)     0.0             (98)     0.0             (99)      0.0
    Allowance - non-federally insured       (15,150)    (0.1)        (13,292)    (0.1)         (8,753)     (0.1)
                                       ------------- --------   -------------  -------   ------------- ---------
      Net                              $ 21,320,374    100.0 %  $ 20,260,807    100.0 %  $ 14,540,316     100.0 %
                                       ============= ========   =============  =======   ============= =========

The following table sets forth the loans originated or acquired through each of our channels:

                                                         THREE MONTHS ENDED
                                            ---------------------------------------------
                                             MARCH 31,      DECEMBER 31,     MARCH 31,
                                                2006            2005           2005
                                            -------------   -------------  --------------
                                                         (DOLLARS IN THOUSANDS)
Beginning balance                           $ 19,912,955    $ 16,185,721   $  13,299,094
Direct channel:
    Consolidation loan originations            1,024,835       1,413,260         745,090
    Less consolidation of existing portfolio    (433,900)       (691,900)       (337,100)
                                            -------------   -------------  --------------
      Net consolidation loan originations        590,935         721,360         407,990
    Stafford/PLUS loan originations              306,148         152,996         155,023
Branding partner channel                         420,265         161,808         673,841
Forward flow channel                             351,812         251,940         187,163
Other channels                                    53,838         126,810          31,688
                                            -------------   -------------  --------------

    Total channel acquisitions                 1,722,998       1,414,914       1,455,705

Loans acquired in portfolio and
    business acquisitions                              -       3,071,479               -
Repayments, claims, capitalized
    interest, and other                         (672,734)       (759,159)       (397,592)
                                            -------------   -------------  --------------
Ending balance                              $ 20,963,219    $ 19,912,955   $  14,357,207
                                            =============   =============  ==============

INTEREST RATE SENSITIVITY

The following table shows the Company's student loan assets currently earning at a fixed rate as of March 31, 2006:

                            BORROWER/
             FIXED           LENDER        ESTIMATED
            INTEREST        WEIGHTED       VARIABLE         BALANCE
              RATE          AVERAGE       CONVERSION        OF FIXED
             RANGE           YIELD         RATE (A)        RATE ASSETS
            ---------     -------------   ------------    ------------
                                                           (DOLLARS IN
                                                            THOUSANDS)
            7.5 - 8.0%       7.71 %            5.07 %      $   244,417
             > 8.0           8.53              5.89          1,015,927
          9.5 floor yield    9.50              6.86          3,405,255
                                                           ------------
                                                           $ 4,665,599
                                                           ============

    -----------------------

    (a) The estimated variable conversion rate is the estimated short-term interest rate at which loans would convert to variable rate.

As a portion of the Company's student loan assets earn a fixed rate, management uses fixed-rate debt and interest rate swaps to reduce the economic effect of interest rate volatility. The total fixed-rate student loan assets of $4.7 billion held by the Company at March 31, 2006, includes $2.6 billion of loans refinanced prior to September 30, 2004 with proceeds of tax-exempt obligations originally issued prior to October 1, 1993 and then subsequently refinanced with the proceeds of taxable obligations, without retiring the tax-exempt obligations. Interest income that is generated from this $2.6 billion portfolio in excess of income based upon standard special allowance rates is referred to by the Company as the special allowance yield adjustment. The following table summarizes the derivative instruments used by the Company as of March 31, 2006 to hedge this $2.6 billion loan portfolio. Since the $2.6 billion portfolio of student loans will decrease as principal payments are made on these loans, the Company has structured the related derivatives to expire or "amortize" in a similar pattern.

                                                   WEIGHTED AVERAGE
                                NOTIONAL            FIXED RATE PAID
           MATURITY              VALUES             BY THE COMPANY
         ------------          ------------       ------------------
                               (DOLLARS IN
                                 THOUSANDS)

            2006               $   493,750               3.02 %
            2007                   118,750               3.35
            2008                   293,750               3.78
            2009                   193,750               4.01
            2010                 1,137,500               4.25
            2011                         -                  -
            2012                   275,000               4.31
            2013                   525,000               4.36
                               ------------            --------
              Total            $ 3,037,500               3.98 %
                               ============            ========

The following table summarizes the outstanding derivative instruments as of March 31, 2006 used by the Company to hedge the remaining fixed-rate loan portfolio.

                                                   WEIGHTED AVERAGE
                                NOTIONAL            FIXED RATE PAID
           MATURITY              VALUES             BY THE COMPANY
         ------------          ------------       ------------------
                               (DOLLARS IN
                                 THOUSANDS)

          2006                $   118,750               2.87 %
          2007                    393,750               3.45
          2008                    168,750               3.72
          2009                    118,750               4.01
                              ------------             -------
            Total             $   800,000               3.50 %
                              ============             =======

In addition to the interest rate swaps with notional values of $800 million summarized above, as of March 31, 2006, the Company had $492 million of fixed-rate debt (excluding the Company's fixed-rate unsecured debt of $275 million) that was used by the Company to hedge fixed-rate student loan assets.

DERIVATIVE SETTLEMENTS

The following table summarizes the components of derivative settlements.

                                                      THREE MONTHS ENDED
                                         ---------------------------------------
                                           MARCH 31,    DECEMBER 31,   MARCH 31,
                                              2006        2005           2005
                                         ------------  ------------  -----------
                                                   (DOLLARS IN THOUSANDS)
Special allowance yield
  adjustment derivatives                  $   4,164     $   1,082     $  (8,863)
Other fixed-rate portfolio derivatives        1,732           959        (1,223)
Foreign currency swap derivative             (1,152)            -             -
                                         -----------   -----------   -----------
 Derivative settlements, net              $   4,744     $   2,041     $ (10,086)
                                         ===========   ===========   ===========

STUDENT LOAN SERVICING

The Company performs servicing activities for its own portfolio and third parties. The following table summarizes the Company's loan servicing volumes:

                                       AS OF MARCH 31,               AS OF DECEMBER 31,              AS OF MARCH 31,
                                           2006                            2005                           2005
                            -------------------------------- ------------------------------ ------------------------------
                             COMPANY   THIRD PARTY   TOTAL    COMPANY  THIRD PARTY   TOTAL   COMPANY   THIRD PARTY  TOTAL
                            ---------- ----------- --------- --------- ----------- -------- ---------- ----------- -------
                                                                     (DOLLARS IN MILLIONS)
FFELP and private loans       $18,017     $10,626   $28,643    $16,969   $10,020   $26,989    $13,116    $ 8,868   $21,984
Canadian loans (in U.S. $)          -       8,388     8,388          -     8,139     8,139          -      7,337     7,337
                            ---------- ----------- --------- ---------- --------- --------- ---------- ---------- --------
Total                         $18,017     $19,014   $37,031    $16,969   $18,159   $35,128    $13,116    $16,205   $29,321
                            ========== =========== ========= ========== ========= ========= ========== ========== ========

STUDENT LOAN SPREAD

The following table analyzes the student loan spread on our portfolio of student loans. This table represents the spread on assets earned in conjunction with the liabilities used to fund the assets, including the effects of net derivative settlements.

                                                                  THREE MONTHS ENDED
                                                     ---------------------------------------------
                                                        MARCH 31,     DECEMBER 31,     MARCH 31,
                                                           2006            2005           2005
                                                     --------------  --------------  -------------
Student loan yield                                           7.68 %          7.30 %         6.46 %
Consolidation rebate fees                                   (0.71)          (0.68)         (0.63)
Premium and deferred origination costs amortization         (0.44)          (0.52)         (0.46)
                                                     -------------   --------------  -------------
Student loan net yield                                       6.53            6.10           5.37
Student loan cost of funds (a)                              (4.63)          (4.27)         (3.12)
                                                     -------------   --------------  -------------
Student loan spread                                          1.90            1.83           2.25
Special allowance yield adjustments, net of
   settlements on derivatives (b)                           (0.36)          (0.39)         (0.61)
                                                     -------------   --------------  -------------
Core student loan spread                                     1.54 %          1.44 %         1.64 %
                                                     =============   ==============  =============

Average balance of student loans (in thousands)      $ 20,237,068    $ 18,567,481    $13,742,362
Average balance of debt outstanding (in thousands)     21,796,549      19,993,539     14,677,213

-----------------------------

(a) The student loan cost of funds includes the effects of the net settlement costs on the Company's derivative instruments.

(b) The special allowance yield adjustments represent the impact on net spread had loans earned at statutorily defined rates under a taxable financing. The special allowance yield adjustments have been reduced by net settlements on derivative instruments that were used to hedge this loan portfolio earning the excess yield.